WAIVER AND CONSENT AGREEMENT

THIS WAIVER AND CONSENT AGREEMENT (the “Agreement”), is dated as of May 19, 2017 (the “Effective Date”), by and between QUANTUM MATERIALS, INC., a Nevada corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS, the Investor and Company entered into a Purchase Agreement, dated as of November 8, 2016 (the “LPC Purchase Agreement”) and a Registration Rights Agreement, dated as of November 8, 2016 (the “LPC Registration Rights Agreement” and, together with the LPC Purchase Agreement, the “LPC Agreements”) (Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the LPC Purchase Agreement); and

WHEREAS, the Company subsequently entered into certain transactions referred to herein as the “Subject Transaction:” (i) an Equity Purchase Agreement, dated as of March 29, 2017 (the “Equity Purchase Agreement”), by and between the Company and L2 Capital, LLC, a Kansas limited liability company (“L2”), and SBI Investments LLC, 2014-1, a statutory series of Delaware limited liability company (“SBI”), (ii) promissory notes dated March 29, 2017 issued to L2 and SBI in connection with the transactions contemplated by the Equity Purchase Agreement (collectively, the “EPA Notes”), (iii) each of those certain Securities Purchase Agreements, dated as of March 29, 2017 (collectively, the “Securities Purchase Agreements”), by and between the Company and each of L2 and SBI, and (iv) each of the promissory notes dated March 29, 2017 issued to L2 and SBI in connection with the transactions contemplated by the Securities Purchase Agreements (collectively, the “SPA Notes”);

WHEREAS, the Company desires to obtain the Investor’s waiver and consent with respect to the Subject Transaction and the Investor desires to grant such waiver and consent; and

WHEREAS, the Company and the Investor desire to mutually terminate the LPC Agreements.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. CONSENT TO EQUITY PURCHASE AGREEMENT; TERMINATION OF THE LPC AGREEMENTS

(a) The Investor agrees to waive the application of Section 5(l) of the LPC Purchase Agreement solely with respect to the Subject Transaction and hereby consents to the consummation of the Subject Transaction by the Company; provided, however, that such waiver and consent shall apply only to the Subject Transaction, and the Company and LPC hereby acknowledge and agree that such waiver and consent shall not be deemed to waive the application of Section 5(l) of the LPC Purchase Agreement or to consent to any other issuance of Common Stock or Common Stock Equivalents or any other securities by the Company to the investors in the Subject Transaction or to any other Person in any other transaction or series of transactions.

(b) The Company and the Investor hereby mutually agree to terminate the LPC Purchase Agreement pursuant to Section 11(b) of the LPC Purchase Agreement and to terminate the LPC Registration Rights Agreement; provided, however, that the Company and the Investor acknowledge and agree that, pursuant to Section 11 of the LPC Purchase Agreement, the representations and warranties and covenants of the Company contained in Sections 4(excluding section 4(bb) as the Company was a former shell) and 6 of the LPC Purchase Agreement, and the indemnification and contribution provisions set forth in Section 9 of the LPC Purchase Agreement and in Sections 6 and 7 of the LPC Registration Rights Agreement each shall survive such termination of the LPC Agreements and shall remain in full force and effect. Each of the Company and the Investor hereby waive notice of such termination required under Section 11 of the LPC Purchase Agreement.

2. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:to the address of the Company and phone number on file with theSEC

Facsimile:

E-mail: SSquires@aol.com

Attention: Stephen Squires

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone: 312-822-9300

Facsimile: 312-822-9301

E-mail: jscheinfeld@lpcfunds.com/jcope@lpcfunds.com

Attention: Josh Scheinfeld/Jonathan Cope

With a copy to (that shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Telephone:	(212) 692-6267
Facsimile:	(212) 983-3115
E-mail:	ajmarsico@mintz.com
Attention:	Anthony J. Marsico, Esq.

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(f) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise publicly disclosed in a report or statement filed with the SEC prior to the date hereof. The Company understands and confirms that the Investor will rely on the foregoing representation and confirmation. The Company represents and confirms that neither it nor any other Person acting on its behalf will provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). To the extent that the Company or any Person acting on its behalf delivers any material, non-public information to the Investor (as determined in the reasonable good faith judgment of the Investor) without the Investor’s consent, (i) the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, and (ii) in addition to any other remedy provided herein, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 24 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

(k) No Strict Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Investor. The term “Agreement” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(m) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** SIGNATURE PAGE FOLLOWS **

IN WITNESS WHEREOF, the Investor and the Company have caused this Waiver and Consent Agreement to be duly executed as of the date first written above.

COMPANY:

QUANTUM MATERIALS CORP.

By:
Name:
Title:

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY:	LINCOLN PARK CAPITAL PARTNERS, LLC
BY:	ROCKLEDGE CAPITAL CORPORATION

By:
Name:	Josh Scheinfeld
Title:	President